Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, J. Andrew Bolt, certify that:

1.                                      the accompanying Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.                                      the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Armored AutoGroup Inc. at the dates and for the periods indicated.

A signed original of this written statement required by Section 906 has been provided to Armored AutoGroup Inc. and will be retained by Armored AutoGroup Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

/s/ J. Andrew Bolt
J. Andrew Bolt
Executive Vice President, Chief Financial Officer and Principal Accounting Officer
November 6, 2014